                                   CONSENT OF
                         INDEPENDENT PUBLIC ACCOUNTANT



    We consent to the use in Amendment No. 1 to Form SB-2 of TrueVision International, Inc. and Subsidiary of our report dated May 24, 1999 (except for notes 8, 9, and 12 as to which the date is October 18, 1999), relating to the consolidated financial statements of TrueVision International, Inc. and Subsidiary, and to the reference to us under the heading "Experts" in such registration statement.



San Diego, California                                         /s/ PANNELL KERR FORSTER
October 21, 1999                                              ----------------------------
                                                              PANNELL KERR FORSTER
                                                              Certified Public Accountants
                                                              A Professional Corporation